EXHIBIT 99.1

Dime Declares Quarterly Cash Dividend for Series A Preferred Stock

Hauppauge, NY – April 23, 2026 – Dime (NYSE: DCOM, DCOM PR and DCBG) (the “Company”) announced that its Board of Directors declared a quarterly cash dividend of $0.34375 per share on the Company’s 5.50% Fixed-Rate Non-Cumulative Perpetual Preferred Stock, Series A, payable on May 15, 2026 to holders of record as of May 8, 2026.

ABOUT DIME

Dime is a New York State-charted trust company with approximately $15 billion in assets and the number one deposit market share on Greater Long Island (1).

Investor Relations Contact:
Avinash Reddy
Senior Executive Vice President – Chief Operating Officer and Chief Financial Officer
Phone: 718-782-6200; Ext. 5909
Email: avinash.reddy@dime.com

 ¹ Aggregate deposit market share for Kings, Queens, Nassau & Suffolk counties for community banks with less than $20 billion in assets.

Forward-Looking Statements

Statements contained in this news release that are not historical facts are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated.